Exhibit 2



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-17007) pertaining to the Farm Bureau 401(k) Savings Plan (formerly known as the Iowa Farm Bureau Federation and Affiliated Companies 401(k) Savings
Plan) of our report dated May 21, 1999, with respect to the financial statements and schedules of the Farm Bureau 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


                                            /s/ Ernst & Young LLP

Des Moines, Iowa
June 22, 1999